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Ernst & Young LLP     / / Suite 3400                     / / Phone: 515 243 2727
                          801 Grand Avenue
                          Des Moines, Iowa 50390-2764


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 1996, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-19613) and related Prospectus of Central Tractor Farm & Country, Inc. for the registration of $100,000,000 of Senior Notes Due 2007.

                                    /s/ ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP

Des Moines, Iowa
March 18, 1997




       Ernst & Young LLP is a member of Ernst & Young International, Ltd.